EXHIBIT 10.10

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT dated this ____ day of March 1999, effective as of March 1, 1999, by and between KONOVER PROPERTY TRUST, INC. (formerly FAC Realty Trust, Inc.) (the "Company") and CHRISTOPHER G. GAVRELIS (the "Executive").

                                    RECITALS

        A. The Company and the Executive entered into that certain Employment Agreement with an Effective Date of December 15, 1995 (the "Agreement") which was amended by a First Amendment to Employment Agreement dated as of May 30, 1997.

        B. The Company and the Executive desire to amend the Agreement, to, among other things, extend the term thereof.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    AGREEMENT

        1. All capitalized terms shall be deemed to have the meaning ascribed to them in the Agreement.

        2. Section 2(a) of the Agreement is hereby deleted and is replaced by the following: "Subject to the provisions for extension or termination hereinafter stated, the term of this Employment Agreement shall begin on December 15, 1995 (the "Effective Date") and shall continue through February 28, 2002 (the "Expiration Date"). As of March 1, 2000 and each successive anniversary thereof, such term automatically shall be extended for one (1) additional year unless this Employment Agreement is terminated as provided in Paragraph 5(ii) either the Company or the Executive shall give written notice to the other at least thirty (30) days before the first anniversary thereof, that this Employment Agreement shall not be so extended but shall terminate upon the expiration of the then existing term (for example, unless such written notice of non-extension is given on or prior to January 28, 2000, the term of this Employment Agreement automatically will be extended, effective March 1, 2000, until February 28, 2003). In the event of a "change of control" (as hereinafter defined) the term of this Employment Agreement shall automatically be extended for a term of two (2) years from the then existing Termination Date".

        3. Section 2(e)(ii) and Section 2(e)(iii) of the Agreement shall be amended by deleting, in each section "twenty percent (20%)" and substituting fifty percent (50%) in its place and stead.

        4. Except as otherwise noted herein, all other provisions of the Agreement are hereby ratified and affirmed.

        IN WITNESS WHEREOF, the parties hereto set their hand and seal as of the effective date hereof.

                                       KONOVER PROPERTY TRUST, INC.

                                       By: -----------------------------
                                           C. Cammack Morton
                                           President and Chief Executive Officer


                                       ---------------------------------
                                       CHRISTOPHER G. GAVRELIS